EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-3 (File No.’s 333-89347, 333-85219, 333-85061, 333-42532, 333-72282, 333-90628, 333-102645, 333-105444, 333-109293, 333-74223 and 333-01223) and Form S-8 (File No.’s 333-45253, 333-64525, 333-46589, 333-52799, 333-72425, 333-79007, 333-52805, 333-56133, 333-08775, 333-37041, 333-33943, 333-18975, 333-18977, 333-08783, 333-81751, 333-87685, 333-88201, 333-87151, 333-84981, 333-80267, 333-08789, 333-08793, 333-08801, 333-23043, 333-42475, 333-31400, 333-31738, 333-40992, 333-43184, 333-64188, 333-109947, 333-116620 and 333-116792) of Lucent Technologies Inc. of our report dated October 20, 2004, except for Note 7 and the second and eleventh paragraphs of Note 13, as to which the date is November 9, 2004, relating to the consolidated financial statements, which appears in the Annual Report to Shareowners, which is incorporated in this Annual Report on Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP
Florham Park, New Jersey
December 3, 2004